EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-64726 on Form S-8 of our report dated June 14, 2019, relating to the financial statements of Libbey Inc. Supplemental Retirement Plan, appearing in this Annual Report on Form 11-K of Libbey Inc. Supplemental Retirement Plan for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

June 25, 2020